                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                               FARREL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 [LOGO] FARREL

                               FARREL CORPORATION
                                 25 MAIN STREET
                           ANSONIA, CONNECTICUT 06401

                ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                ------------------------------------------------

To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Farrel Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, 25 Main Street, Ansonia, Connecticut, 06401, on June 4, 2003, at 9:30 a.m. (local time) for the following purposes:

     1. to elect three directors of the Company to serve until the 2005 Annual Meeting of Stockholders of the Company;

     2. to ratify the selection of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2003; and

     3. to transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record on the books of the Company at the close of business on April 25, 2003 will be entitled to notice of, and to vote at, the Meeting.

                                       By Order of the Board of Directors,

                                       /s/ James L. Burns

                                       JAMES L. BURNS
                                       Vice President, General Counsel
                                       and Secretary

Ansonia, Connecticut
April 30, 2003

IMPORTANT:  Whether or not you plan to attend the Meeting in person, it is important that your shares be represented and voted at the Meeting. Accordingly, you are urged to read the enclosed Proxy Statement and sign, date, and return the enclosed proxy promptly in the envelope provided, which requires no postage if mailed in the United States.

                               FARREL CORPORATION
                                 25 MAIN STREET
                           ANSONIA, CONNECTICUT 06401

                         -----------------------------

                                 PROXY STATEMENT

                         -----------------------------

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2003

     This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors of Farrel Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting"), to be held on June 4, 2003, at 9:30 a.m. (local time), at the principal executive offices of the Company at 25 Main Street, Ansonia, Connecticut 06401.

                             SOLICITATION OF PROXIES

     All shares represented by duly executed proxies in the form enclosed herewith received by the Company prior to the Meeting will be voted as instructed at the Meeting. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominees. There are also boxes on the proxy card to vote for or against or to abstain from voting on the ratification of the Company's independent accountants. If no instructions are given, the persons named in the accompanying proxy intend to vote FOR the three director nominees named herein and FOR ratification of the selection of the independent accountants named herein.

     Any stockholder may revoke a previously executed proxy at any time prior to its exercise (i) by delivery of a later-dated proxy, (ii) by giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted, or (iii) by voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person.

     A copy of the 2002 Annual Report of the Company containing financial statements for the fiscal year ended December 31, 2002, is enclosed herewith. This Proxy Statement and the form of proxy enclosed herewith are first being mailed to stockholders on or about May 9, 2003. The mailing address of the Company's principal executive offices is 25 Main Street, Ansonia, Connecticut 06401.

     The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. However, if any matters properly come before the Meeting, the persons named in the accompanying proxy (each of whom is an officer and employee of the Company) intend to vote thereon in accordance with their judgment.

                            EXPENSES AND SOLICITATION

     The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers, and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees, and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of the Company's Common Stock, and the Company will reimburse them for their expenses.

                   RECORD DATE, OUTSTANDING VOTING SECURITIES,
                               AND VOTES REQUIRED

     The Company's common stock, $.01 par value per share ("Common Stock"), is the only outstanding class of voting securities of the Company. The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the Meeting is the close of business on April 25, 2003 (the "Record Date"). As of the Record Date, 5,228,461 shares of Common Stock were outstanding. Each holder of Common Stock on the Record Date is entitled to cast one vote per share at the Meeting on each matter.

     Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. For purposes of determining a quorum, broker non-votes and abstentions will be considered present. The affirmative vote of the holders of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is necessary for the election of directors of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is necessary for ratification of the selection of Ernst & Young LLP as independent accountants for the Company and any other matters. Abstentions from the proposal to ratify the selection of the independent accountants, as well as broker non-votes, will not be considered as part of the shares present for voting purposes on these matters.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors of two classes as nearly equal in number as practicable. Directors are elected for two-year terms. At the Meeting, three persons will be elected to serve as Class II directors to serve a two-year term expiring at the 2005 Annual Meeting of Stockholders. The Board's nominees are Glenn J. Angiolillo, Charles
S. Jones and Alberto Shaio, all of whom are currently directors of the Company. Howard J. Aibel, Rolf K. Liebergesell and James A. Purdy, were elected last year to serve as Class I directors for a term expiring at the Annual Meeting of Stockholders to be held in 2004.

     The Board approved proposing to stockholders the reelection of Glenn J. Angiolillo, Charles S. Jones and Alberto Shaio each to a two-year term expiring in 2005. Glenn J. Angiolillo, Charles S. Jones and Alberto Shaio have consented to be nominated and, if elected, to serve as directors of the Company. Information about each nominee for director and each incumbent director whose term will continue after the Meeting is listed below.

NOMINEES FOR ELECTION FOR TERMS EXPIRING 2005

                                                      PRINCIPAL OCCUPATIONS,
                                                     OTHER DIRECTORSHIPS, AND                        YEAR FIRST
      NAME OF NOMINEE        AGE                    POSITIONS WITH THE COMPANY                     BECAME DIRECTOR
      ---------------        ---                    --------------------------                     ---------------
Glenn J. Angiolillo          49    Mr. Angiolillo is a member of the Legal Affairs Committee,            1990
                                   the Audit Committee and the Compensation Committee of the
                                   Board. He has been president of GJA Corp., a consulting and advisory firm specializing in wealth management, since 1998;
                                   in addition, he was a partner in the law firm of Cummings &
                                   Lockwood from 1987 until 2001. Since 2002, Mr. Angiolillo
                                   also has been a director of NYMagic, Inc., a NYSE listed
                                   company.

Charles S. Jones             55    Mr. Jones has served as Chairman of the Executive Committee           1987
                                   of the Board since January 1992, and was elected to the
                                   Compensation Committee in 1994, where he served as Chairman from 1994 until 2002. Mr. Jones joined the Company's Board of Directors in 1987. Since May, 1991 Mr. Jones has been
                                   Chairman of First Funding Corporation. Mr. Jones also is
                                   a director and Chairman, a corporate officer, of GEAC
                                   Computer Corporation Limited. GEAC is a Toronto Stock
                                   Exchange listed company.

Alberto Shaio                54    Mr. Shaio served as Vice President-Sales of the Company from          1986
                                   1986 to 1987 when he became Senior Vice President-Sales. In
                                   1995, Mr. Shaio was appointed Senior Vice President, Large
                                   Projects. In 1996, in addition to his position as Senior
                                   Vice President, Mr. Shaio was appointed General Manager of the Plastics Machinery Division of the Company. In 2001, Mr.
                                   Shaio was appointed Senior Vice President - Sales and
                                   Marketing. From 1981 until 1996, Mr. Shaio was a director of
                                   New Energy Corporation of Indiana.


INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING

                                                      PRINCIPAL OCCUPATIONS,
                                                     OTHER DIRECTORSHIPS, AND                        YEAR FIRST
      NAME OF NOMINEE        AGE                    POSITIONS WITH THE COMPANY                     BECAME DIRECTOR
      ---------------        ---                    --------------------------                     ---------------
Howard J. Aibel              74    Mr. Aibel is the Chairman of the Legal Affairs Committee and          1994
                                   a member of the Audit Committee. He provides dispute
                                   resolution services worldwide as an independent mediator and arbitrator in complex commercial disputes. In 1999 Mr. Aibel retired from the law firm LeBoeuf, Lamb, Greene & MacRae in
                                   New York, New York. Mr. Aibel retired as Executive Vice
                                   President and Chief Legal Officer of ITT Corporation on
                                   March 31, 1994, after thirty years of service. He also
                                   served as a member of the ITT Management Policy Committee, and had overall responsibility for environmental, safety,
                                   government relations, labor law, intellectual property, and taxes. He also held posts as a director of the Sheraton
                                   Corporation, ITT Financial Corporation, and ITT Europe, Inc.
                                   Prior to joining ITT, Mr. Aibel served as Antitrust
                                   Litigation Counsel to the General Electric Company. He was
                                   previously associated with White & Case.


                                                      PRINCIPAL OCCUPATIONS,
                                                     OTHER DIRECTORSHIPS, AND                        YEAR FIRST
      NAME OF NOMINEE        AGE                    POSITIONS WITH THE COMPANY                     BECAME DIRECTOR
      ---------------        ---                    --------------------------                     ---------------
Rolf K. Liebergesell         70    Mr. Liebergesell has served as Chairman of the Board, Chief           1986
                                   Executive Officer, and President of the Company since 1986, except for the period March to June, 1996, when he
                                   temporarily relinquished the post of President. Prior to
                                   joining the Company, Mr. Liebergesell was Chairman and Chief
                                   Executive Officer of Bailey Corporation, a manufacturer of rubber and plastic components for the automobile industry.
                                   Mr. Liebergesell held various positions, including Product
                                   Line Manager for the Worldwide Automotive Group of ITT
                                   Corporation from 1973 to 1979. Mr. Liebergesell also served in various positions at Chrysler Corporation from 1959 to
                                   1973, including Director, Planning and Development, of
                                   Chrysler International, and Deputy Managing Director of
                                   Mitsubishi Motors Corporation, a joint venture of Mitsubishi
                                   Heavy Industries, Ltd. and Chrysler Corporation.

James A. Purdy               80    Mr. Purdy is the Chairman of the Audit Committee and became           1986
                                   Chairman of the Compensation Committee in 2002. He is the
                                   President of Purdy Investments, Inc., a private investment and consulting firm. He has performed consulting and
                                   advisory services for the Company since 1987, and from
                                   1990-1992 for the State of Connecticut Department of
                                   Economic Development. Formerly, Mr. Purdy was a Senior Vice
                                   President of ITT Corporation responsible for all Asia,
                                   Pacific, and Latin American activities.

                       MEETINGS OF THE BOARD OF DIRECTORS;
                      COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's most recent fiscal year, the Board of Directors held five meetings. There are currently four standing committees of the Board of
Directors: the Audit Committee, the Executive Committee, the Compensation Committee, and the Legal Affairs Committee. Each current director attended all of the meetings of the Board and all meetings of committees of which he was a member held during the most recent fiscal year while he was in office except for
(i) Mr. Aibel, who was absent from one Board of Directors meeting and two meetings of the Audit Committee, and (ii) Mr. Purdy, who was absent from two Board of Directors meetings.

     The Audit Committee, which met five times in the Company's most recent fiscal year, recommends to the Board for stockholder approval an independent accounting firm to conduct the annual audit, and discusses with the Company's independent accountants the scope of their examinations with particular attention to areas where either the Committee or the independent accountants believe special emphasis should be directed. The Committee reviews the annual financial statements and independent accountants' report, invites the accountants' recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and their fees. It also reviews the Company's internal accounting controls and submits reports and proposals to the Board of Directors. The members of the Committee are James A. Purdy, Chairman, Howard J. Aibel and Glenn J. Angiolillo.

     The Compensation Committee, which met one time in the Company's most recent fiscal year, oversees administration of the Company's 1992 Stock Option Plan, which is described below, (the "1992 Stock Option Plan"), the 1992 Employees' Stock Purchase Plan, the 1997 Omnibus Stock Incentive Plan, which is described below, (the "1997 Stock Option Plan"), and the 1997 Employees' Stock Purchase Plan of the Company. The Compensation Committee also reviews and recommends to the Board of Directors all forms of remuneration and perquisites for the directors and senior management of the Company. The members of the Committee are Charles S. Jones, James A. Purdy, Chairman, and Glenn J. Angiolillo.

     During the Company's most recent fiscal year, the Executive Committee met as necessary to address matters within its purview. The members of the Executive Committee are Charles S. Jones, Chairman, and Rolf K. Liebergesell.

     The Legal Affairs Committee, which met one time in the Company's most recent fiscal year, oversees the Company's policies and practices and its compliance with governmental laws and regulations. The members of the Committee are Howard J. Aibel, Chairman, and Glenn J. Angiolillo.

                              DIRECTOR COMPENSATION

     Directors who are officers or employees of the Company receive no additional compensation for service as members of the Board of Directors or committees thereof. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. During the Company's most recent fiscal year, Mr. Aibel, Mr. Angiolillo and Mr. Purdy each received a $15,000 retainer payment for being an outside director of the Company. Non-employee directors, other than Mr. Jones who has declined such remuneration, also currently receive a fee of $2,500 for each Board meeting attended and $750 for each Committee meeting attended, plus expense reimbursement. In addition, each non-employee director was granted an option to purchase 3,000 shares of the Company's Common Stock on January 27th of each year from 1992 through 1996 pursuant to the 1992 Stock Option Plan.

     During the Company's most recent fiscal year, Mr. Angiolillo received $12,000 in consulting fees from the Company. Also, the Company paid to Cummings & Lockwood, the law firm of which Mr. Angiolillo previously was a partner, approximately $3,418 in fees for professional services rendered to the Company. The Company is also a party to an agreement with First Funding Corporation. Mr. Jones is an executive officer and owner of a majority of the capital stock of First Funding Corporation. Pursuant to the agreement, the Company paid fees to First Funding Corporation for professional services rendered to the Company during the most recent fiscal year. This agreement, and the fees paid, are described below under the caption "Certain Relationships and Related Transactions -- Agreement with First Funding Corporation."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of Common Stock as of April 25, 2003, unless otherwise indicated in the footnotes, by (i) the Company's directors and executive officers named in the Summary Compensation Table who were employees of the Company as of April 25, 2003, (ii) the Company's directors and executive officers as a group and (iii) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him as set forth opposite his name. Unless otherwise indicated in the footnotes, the address of each stockholder is c/o the Company, 25 Main Street, Ansonia, Connecticut 06401.


                                                               BENEFICIAL OWNERSHIP
                                                                              PERCENTAGE
DIRECTORS AND MANAGEMENT                                   SHARES              OWNED (1)
------------------------
Rolf K. Liebergesell(2)..............................    2,371,812                 44.3%
Charles S. Jones(3)..................................      366,413                  7.0%
Alberto Shaio(4).....................................      201,581                  3.8%
James A. Purdy(5)....................................       19,000                     *
Howard J. Aibel(6)(7)................................        7,000                     *
Glenn J. Angiolillo(8)(9)............................        9,400                     *
Walter C. Lazarcheck(10).............................       86,667                     *
James L. Burns(11)...................................       26,667                     *
Directors and Executive Officers
  as a group (8 persons).............................    3,088,540                 56.0%

-----------------------------
*    Represents less than one percent of the Common Stock.
(1) Shares issuable upon the exercise of stock options owned by that person which can be exercised within 60 days of the date hereof, are deemed outstanding for the purpose of computing the number and percentage of outstanding shares owned by that person (and any group that includes that person) but are not deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any other person.
(2) Includes 120,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(3) Includes 9,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(4) Includes 20,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(5) Includes 9,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.

(6) Includes 6,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(7)  Address is 183 Steep Hill Road, Weston, Connecticut 06883.
(8) Includes 9,000 shares subject to options granted under the 1992 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(9)  Address is P.O. Box 128, New Canaan, Connecticut 06840.
(10) Includes 86,667 shares subject to options granted under the 1997 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.
(11) Includes 26,667 shares subject to options granted under the 1997 Stock Option Plan, as to which the owner has a right to acquire beneficial ownership.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that during 2002, all filing requirements under Section 16(a) applicable to its officers, directors and ten percent beneficial owners were complied with in a timely manner.

                               EXECUTIVE OFFICERS

     The following table sets forth the executive officers of the Company as of April 25, 2003. See "Election of Directors" for a description of the business experience of Mr. Liebergesell and Mr. Shaio.


         NAME                             AGE        POSITION

James L. Burns........................    35      Vice President, General Counsel and Secretary

Walter C. Lazarcheck..................    39      Vice President and Chief Financial Officer

Rolf K. Liebergesell .................    70      Chairman of the Board, Chief Executive Officer, and President

Alberto Shaio ........................    54      Director, Senior Vice President - Sales and Marketing

     JAMES L. BURNS joined the Company on December 10, 2001, as Vice President, General Counsel and Secretary. Prior to joining the Company, Mr. Burns was an attorney at Skadden Arps Slate Meagher & Flom, LLP from November 1995 until February 1997 and O'Sullivan LLP (formerly O'Sullivan Graev & Karabell, LLP) from March 1997 until November 2001.

     WALTER C. LAZARCHECK joined the Company on October 25, 1999, as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Lazarcheck was Vice President and Chief Financial Officer of Bridgeport Machines, Inc. from January 1995 until October 22, 1999. Prior to working for Bridgeport Machines, Inc., Mr. Lazarcheck worked for Arthur Andersen LLP from August 1985 until December 1994.

     Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. Except as described below in the "Report of the Compensation Committee on Executive Compensation" and under "Executive Compensation and Related Information," the Company has no reportable employment agreements with any of its executive officers.

                          REPORT OF THE AUDIT COMMITTEE

To Our Fellow Stockholders at Farrel Corporation:

     We, the members of the Audit Committee of the Board of Directors, are three independent directors, as defined by NASDAQ. Management is responsible for the Company's financial reporting process and internal controls. The responsibility of the Committee is to provide general oversight of the Company's financial accounting, reporting and underlying internal controls. The Committee, in conjunction with the Board of Directors, has the ultimate authority for the selection, evaluation and retention of the independent auditors.

     On June 12, 2000, the Board of Directors, upon the Committee's recommendation, adopted the Audit Committee's charter to comply with new rules of NASDAQ. A copy of the Committee's charter was attached as Annex I to the Company's April 30, 2001 Proxy Statement. In 2002, the Committee operated in accordance with its charter.

     The Committee holds regularly scheduled meetings for the purpose of providing a forum for communication among the directors, the Company's independent auditors, Ernst & Young LLP, and the Company's management. During these meetings, the Committee reviewed and discussed the interim and the audited financial statements with management and Ernst & Young. In accordance with Statement of Auditing Standards No. 61, Communication with Audit Committees, the Committee discussed all required matters with Ernst & Young, including the conduct of the audit of the Company's financial statements.

     In addition, the Committee obtained formal, written disclosures from Ernst & Young, including a letter affirming their independence as required by Independence Standards Board Standard No. 1. The information contained in this letter was discussed with Ernst & Young.

     The Committee reviewed aggregate fees billed by Ernst & Young for the year 2002, which are as follows:

       Audit Fees....................................        $203,450
       Tax Return and Tax Planning Fees..............          56,500
       Audits of Pension and Benefit Plans...........          19,800
       Financial Information Systems Design and
         Implementation Fees.........................               0
       Other.........................................               0
       Total Fees....................................        $279,750

     The Committee concluded that the non-audit services rendered in 2002 did not impair the independence of Ernst & Young.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, inclusion of the audited financial statements in the Company's Annual Report on Form 10-K, for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board that Ernst & Young be selected as the Company's independent accountants for 2003.


                                                  James A. Purdy, Chairman
                                                  Howard J. Aibel
                                                  Glenn J. Angiolillo

                                    REPORT OF
                           THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     ROLE OF COMPENSATION COMMITTEE. The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors all forms of remuneration for the directors and executive officers of the Company, including salary, bonuses, and awards under the 1997 Stock Option Plan. The Committee is currently composed of three directors, none of whom is or has been at any time an officer or employee of the Company.

     OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS. The Company's executive compensation program's objectives are as follows:

     o To provide a competitive basic compensation and benefits program in order to attract and retain quality personnel.

     o To provide a performance-oriented environment and programs that reward individual and team performance, and the Company's success.

     o    To align executives' financial interests with shareholders' values.

     BASE SALARIES. Base salaries are targeted to be moderate yet competitive in relation to salaries of executive officers in comparably sized companies in the Company's industry. The Committee reviews management recommendations for executives' salaries, and also considers independent surveys that provide data on compensation levels and benefit programs in similar companies. Individual salary determinations are based on experience and sustained performance, as well as on the general criteria set forth above.

     The salary of Mr. Liebergesell, including his 2002 compensation, is established pursuant to his employment agreement which sets an annual base salary of $550,000.

     BONUSES. Although the Company does not have a formal bonus program for executive officers, the Compensation Committee may recommend bonuses to be paid to executive officers based on Company and individual performance. In 2002, Alberto Shaio, Senior Vice President - Sales and Marketing, was awarded a bonus of $25,000.

     1992 STOCK OPTION PLAN AND 1997 STOCK OPTION PLAN. The 1992 Stock Option Plan and the 1997 Stock Option Plan were designed to secure for the Company and its stockholders the benefit of the incentives inherent in increased Common Stock ownership by key employees.

                                          James A. Purdy, Chairman
                                          Charles S. Jones
                                          Glenn J. Angiolillo

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual compensation, and all long term compensation, for the past three fiscal periods for the Company's Chief Executive Officer and for the other most highly compensated executive officers.


                                                                                LONG TERM
                                         ANNUAL COMPENSATION                  COMPENSATION
                                         -------------------                  ------------
                                                                        Securities
Name and                                                                Underlying    All Other
Principal Position           Year     Salary(1)      Bonus     Other    Options(2)   Compensation
-------------------------------------------------------------------------------------------------
Rolf K. Liebergesell         2002     $550,000        ---       ---         ---       $34,862(3)
  Chief Executive            2001     $550,000        ---       ---         ---       $34,862(3)
  Officer, President         2000     $550,000        ---       ---         ---       $34,862(3)
  and Chairman
  of the Board

Alberto Shaio                2002     $230,000      $25,000     ---         ---       $ 3,750(4)
  Senior Vice President -    2001     $230,000        ---       ---         ---       $ 3,200(4)
  Sales and Marketing        2000     $230,000        ---       ---         ---       $ 3,200(4)

Walter C. Lazarcheck         2002     $180,000        ---       ---         ---       $ 2,400(4)
  Vice President and         2001     $155,000        ---       ---       40,000      $ 2,250(4)
  Chief Financial Officer    2000     $150,000        ---       ---         ---           ---

James L. Burns               2002     $150,000        ---       ---         ---           ---
  Vice President,            2001     $  9,231        ---       ---       40,000          ---
  General Counsel
  and Secretary (5)

                                                                                   LONG TERM
                                         ANNUAL COMPENSATION                     COMPENSATION
                                         -------------------                     ------------
                                                                           Securities
Name and                                                                   Underlying    All Other
Principal Position           Year     Salary(1)      Bonus       Other     Options(2)   Compensation
-----------------------------------------------------------------------------------------------------
Karl N. Svensson             2001     $ 62,494        ---     $ 43,734(6)      ---       $  1,372(4)
  Former Senior Vice         2000     $170,000        ---     $109,057(6)      ---       $  2,624(4)
  President Worldwide
  Supply Management (7)

Theodore C. Morris           2001     $104,910        ---          ---         ---            ---
  Former Vice President,     2000     $104,475        ---          ---       10,000           ---
  General Counsel
  and Secretary (8)

--------------------------

(1)  Includes amounts deferred pursuant to the Company's Salary Retirement
     Program.
(2) Options were granted under the 1997 Stock Option Plan at exercise prices equal to the fair market value on the date of grant.
(3) Other compensation is comprised of term life insurance premiums paid by the Company pursuant to Mr. Liebergesell's employment agreement.
(4) Represents the Company's contributions under the Company's Salary Retirement Program, pursuant to which the Company matches a percentage of salary deferral contributions made by participating employees and may make discretionary contributions.
(5)  Mr. Burns joined the Company in December 2001.
(6) Includes $37,734 and $69,370 for 2001 and 2000, respectively, paid in connection with Mr. Svensson's reassignment from the United States to the United Kingdom for the purpose of a tax equalization payment adjusting Mr. Svensson's compensation in the fiscal year so that he is not adversely affected by differing tax rates in the United States and the United Kingdom. The balance includes housing and other assistance relating to Mr. Svensson's reassignment from the United States to the United Kingdom.
(7)  Mr. Svensson retired from the Company on March 31, 2001.
(8)  Mr. Morris joined the Company in March 2000 and resigned in September 2001.

                       COMPENSATION PLANS AND ARRANGEMENTS
                                 OF THE COMPANY

OPTION GRANTS

     No stock options were granted during the most recent fiscal year to executive officers named in the Summary Compensation Table.

OPTION VALUE AT DECEMBER 31, 2002

     The following table sets forth, for the executive officers named in the Summary Compensation Table, information with respect to holdings of unexercised options at December 31, 2002. The value of "in-the-money" options is based on a closing price of $1.20 at December 31, 2002.

                                           Number of Unexercised              Value of Unexercised
                                            Options at Year End              "In-the-Money" Options
                                         Exercisable/Non-Exercisable       Exercisable/Non-Exercisable
                                         ---------------------------       ---------------------------
     James L. Burns...............            26,667/13,333                     $11,733/$5,867

     Walter C. Lazarcheck.........            86,667/13,333                     $16,000/$8,000

     Rolf K. Liebergesell.........             160,000/None                       None/None

     Alberto Shaio................             20,000/None                        None/None


1992 STOCK OPTION PLAN

     Under the 1992 Stock Option Plan, awards of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), and non-qualified stock options were permitted to be granted to eligible employees through January 27, 1997.

     The exercise price of incentive stock options and non-qualified stock options granted under the 1992 Stock Option Plan are not less than 100% of the fair market value of the Common Stock at the time of grant. With respect to any person who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock options are not less than 110% of the fair market value of such shares at the time of grant.

     Pursuant to the 1992 Stock Option Plan, each non-employee director of the Company, including members of the Compensation Committee, was granted a non-qualified stock option to purchase 3,000 shares of Common Stock on January 27 of each year (beginning January 27, 1992) through January 27, 1996. Mr. Liebergesell was granted a non-qualified stock option to purchase 40,000 shares of Common Stock on the 30th day after the end of each fiscal year of the Company through 1996.

     Options granted automatically to non-employee directors and Mr. Liebergesell have a term of 10 years, and become exercisable as to all shares covered by the option after one year continuous service after the date of grant of the option. Options which were granted to employees have a term not in excess of 10 years, and become exercisable in installments of 25% of the number of shares covered by the option after the employee completes one, two, three and four years, respectively, of cumulative service following the date of grant.

1997 STOCK OPTION PLAN

     Under the 1997 Stock Option Plan, awards of incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), and non-qualified stock options are permitted to be granted to eligible employees.

     The exercise price of incentive stock options and non-qualified stock options under the 1997 Stock Option Plan is not less than 100% of the fair market value of the shares of Common Stock at the time of grant. With respect to any person who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock options is not less than 110% of the fair market value of the shares of Common Stock at the time of grant.

     The Compensation Committee of the Board of Directors will determine the time for exercise of each option and each option's expiration date; provided that no incentive stock option may be exercised more than ten years after the date of grant and no incentive stock option granted to a 10% Stockholder may be exercised more than five years after the date of grant.

                                PERFORMANCE GRAPH

     Common Stock Performance: The following graph compares, for each of the fiscal years indicated, the yearly percentage change in the Company's total stockholder return on its Common Stock with the cumulative total return of (a) the NASDAQ (U.S. Market) Index, which is a broad equity market index, and (b) the S & P Machinery Diversified Group, which is a published industry index. The stock performance graph assumes that $100 was invested on December 31, 1997.

                Comparison of Five Year-Cumulative Total Returns
                              Performance Graph for
                               FARREL CORPORATION






                              [PERFORMANCE GRAPH]






                               Dec 97    Dec 98    Dec 99    Dec 00    Dec 01    Dec 02
Farrel Corp                     100.00     43.81     42.39     20.15     17.85     30.17
Nasdaq US Index                 100.00    140.91    254.57    172.37    146.69    100.44
Machinery (Diversified) - S&P   100.00     83.22     98.39     92.88    100.08     77.04

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of James A. Purdy, Chairman, Charles S. Jones, and Glenn J. Angiolillo. Mr. Jones is an executive officer of First Funding Corporation and owner of a majority of its capital stock. First Funding Corporation is a party to a Financial Services Agreement with the Company, the terms of which are described below. See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENT WITH FIRST FUNDING CORPORATION

     The Company is a party to an agreement with First Funding Corporation ("First Funding") dated June 17, 1986, as amended (the "Financial Services Agreement"), pursuant to which the Company retains First Funding as its exclusive financial adviser. Charles S. Jones, a director and a principal stockholder of the Company, is an executive officer of First Funding and owner of a majority of its outstanding capital stock. The Financial Services Agreement may be terminated by either party upon a twelve-month prior written notice to the other. The agreement is also terminable by the Company in the event that Mr. Jones is no longer an officer or employee of First Funding.

     Under the Financial Services Agreement, the Company pays First Funding an annual retainer of $450,000 in respect of Mr. Jones' commitment to act on behalf of the Company. Pursuant to an amendment to the Financial Services Agreement dated February 8, 2002, First Funding agreed to reduce the annual retainer to $400,000 for the period March 1, 2002 to March 1, 2003. Pursuant to an amendment to the Financial Services Agreement dated January 22, 2003, First Funding agreed to reduce the annual retainer to $375,000 for the period March 1, 2003 to March 1, 2004. Mr. Jones has agreed to serve as Chairman of the Company's Executive Committee and to provide certain other services as requested by the Company including financial advisory services, strategic planning, budgeting and forecasting, dispute resolution, executive assessment, and advice relating to the establishment and/or modification of the Company's corporate goals, business practices and objectives. The Company also is billed for out-of-pocket expenses, certain of First Funding's overhead, and on an hourly basis for other First Funding employees who work on the Company's account; however, since July 1, 2001, and until further notice, First Funding has agreed to provide services of other First Funding employees as part of its annual retainer fee. The Company also will pay a transaction fee to First Funding in the event of certain transactions, such as acquisitions, divestitures, mergers, joint ventures and debt or equity investments.

     The amounts paid or accrued to First Funding for services under the Financial Services Agreement during the Company's most recent fiscal year totaled approximately $632,000, which includes the retainer, transaction fees and $96,000 of reimbursement for out-of-pocket expenses. From January 1, 2003 through April 25, 2003, the Company has been invoiced by First Funding approximately $160,000, which includes approximately $30,500 of reimbursement for out-of-pocket expenses, for services performed under the Financial Services Agreement in 2003.

INDEBTEDNESS OF MANAGEMENT

     From time to time the Company has made advances to management. As of December 31, 2002, Mr. Liebergesell had received advances from the Company totaling approximately $83,400. No advances have been made since July 30, 2002. Pursuant to a Loan Agreement between Mr. Liebergesell and the Company, the outstanding loan balance accrues interest at a rate equal to that earned by the Company on money market investments, adjusted quarterly. As of January 1, 2003, and April 1, 2003, the applicable interest rate was 1.67% and 1.51%, respectively. The outstanding balance must be repaid pursuant to the terms set forth in the Loan Agreement and, in any event, no later than March 24, 2006.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Company has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as independent accountants for the Company for the fiscal year ending December 31, 2003. The decision to retain Ernst & Young LLP, to serve as independent accountants of the Company was recommended by the Audit Committee and approved by the Board of Directors.

     It is expected that a representative of Ernst & Young LLP, will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent accountants, but no assurance can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

                              STOCKHOLDER PROPOSALS

     It is presently contemplated that the 2004 Annual Meeting of Stockholders will be held on or about June 9, 2004. Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than December 31, 2003. Stockholder proposals intended to be presented at, but not included in the Company's proxy materials for, the 2004 Annual Meeting must be received by the Company no later than February 14, 2004; otherwise such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

                                        By Order of the Board of Directors,

                                        /s/ James L. Burns

                                        JAMES L. BURNS
                                        Vice President, General Counsel
                                        and Secretary

Ansonia, Connecticut
April 30, 2003


     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 2002 TO EACH STOCKHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, FARREL CORPORATION, 25 MAIN STREET, ANSONIA CONNECTICUT 06401. SUCH WRITTEN REQUEST MUST INCLUDE A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 25, 2003 (THE RECORD DATE), THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE 2003 ANNUAL MEETING OF THE COMPANY.

     COPIES OF SUCH FORM 10-K FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS THERETO, IF ANY, BUT WILL INCLUDE A LIST DESCRIBING ALL OF THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF $1.00 PER PAGE.


FARREL CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694 EDISON, NJ 08818-8694



                               FARREL CORPORATION

     Dear Stockholder:

     Please take note of the important information enclosed with this Proxy
     Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders on June 4, 2003.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,

     Farrel Corporation


                                   DETACH HERE


    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE.

--------------------------------------------------
               FARREL CORPORATION
--------------------------------------------------
         1. Election of Directors:                                                                         FOR   AGAINST   ABSTAIN
              (01) Glenn J. Angiolillo               2. To consider and act upon the ratification of the   / /     / /       / /
              (02) Charles S. Jones                     selection of Ernst & Young LLP as independent
              (03) Alberto Shaio                        accountants for the Company
                                                        for the fiscal year ending December 31, 2003.
              FOR                    WITHHELD
              ALL    / /         / / FROM ALL
            NOMINEES                 NOMINEES

     / /
        ------------------------------------------
        For all nominees except as noted above

                                                         Please be sure to sign and date this Proxy.


                                                         Mark box at right if an address change or comment                   / /
                                                         has been noted on the reverse side of this card.


Signature:                                           Date:          Signature:                                     Date:
          ------------------------------------------      ----------          ------------------------------------      -----------


                               FARREL CORPORATION

                   25 Main Street, Ansonia, Connecticut 06401


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints James L. Burns and Walter C. Lazarcheck, and each of them, as proxies, with full powers of substitution, and hereby authorizes them to represent and vote as designed on the reverse hereof, all shares of common stock of Farrel Corporation (the "Company") held of record by the undersigned on April
25, 2003 at the Annual Meeting of Stockholders of the Company to be held on June
4, 2003 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
"FOR" ALL PROPOSALS.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Please sign exactly as your name(s) appear(s) on the reverse side of this card.
If a corporation, please sign in full corporate name by president or other authorized person. When signing as trustee, please give full title as such.

HAS YOUR ADDRESS CHANGED                  DO YOU HAVE ANY COMMENTS

-----------------------------------       -----------------------------------

-----------------------------------       -----------------------------------

-----------------------------------       -----------------------------------